                        Dated 11th September, 1996
                        --------------------------

                          ACEWIN PROFITS LIMITED
                                   and
                              ACROW LIMITED



    -----------------------------------------------------------------
                         JOINT VENTURE AGREEMENT
                               relating to
                     CHINA MACHINE (HOLDINGS) LIMITED
    -----------------------------------------------------------------







Richards Butler
20th Floor, Alexandra House
16-20 Chater Road
Central
Hong Kong

                             TABLE OF CONTENTS
                             -----------------


CLAUSE NO.  CONTENT                                       PAGE NO.
-------------------                                       --------
1.          INTERPRETATION                                       1
2           DIRECTORS                                            2
3.          ACCOUNTS                                             3
4.          RESTRICTIONS                                         3
5.          DISPUTE RESOLUTION                                   4
6.          DISPOSAL OF SHARES                                   5
7.          CONFIDENTIAL INFORMATION/ANNOUNCEMENTS               7
8.          ASSIGNMENT                                           7
9.          FURTHER ASSURANCE                                    7
10.         ENTIRE AGREEMENT                                     8
11.         COSTS AND EXPENSES                                   8
12.         NO WAIVER, ETC.                                      8
13.         NOTICES                                              8
14.         GOVERNING LAW AND JURISDICTION                       9

SCHEDULE
PART I      DETAILS OF CHINA MACHINE (HOLDINGS) LIMITED
PART 2      DETAILS OF WUXI JOINT VENTURE
PART 3      DETAILS OF VULKAN COUPLINGS JOINT VENTURE

THIS JOINT VENTURE AGREEMENT dated 11th September, 1996 is made

BETWEEN

(1)	ACEWIN PROFITS LIMITED, a company incorporated in the
British Virgin Islands. the registered office of which is at PO Box 91, Craigmuir Chambers, Road Town, Tortola, British
Virgin Islands ("Acewin"); and

(2)	ACROW LIMITED, a company incorporated in the British Virgin
Islands, the registered office of which is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British
Virgin Islands ("Acrow")



WHEREAS the Company is incorporated in Hong Kong with an authorised share capital of HK$10,000 divided into 10,000 Shares, of which 1,000 have been issued and 73 are registered in the name of Acrow and beneficially owned by it and 927 are registered in the name of Acewin and beneficially owned by it and this Agreement sets out the terms on which the parties have agreed that the Company is to be operated as a joint venture


IT IS HEREBY AGREED:


1.  INTERPRETATION
   --------------
(A) In this Agreement and the recital hereto, unless the context requires otherwise:

"Acewin Group" means Acewin and its Associated Companies;

"Articles of Association" at any time means the articles of association of the Company at that time;

"Associated Company" means, in relation to a Shareholder any company which is a holding company or subsidiary of that Shareholder and any other subsidiary of such holding company;

"Business Day" means a day (excluding Saturdays) on which banks in Hong Kong are open for business;

"Company" means China Machine (Holdings) Limited, particulars of which are set out in Part 1 of the Schedule hereto;

"Group" means the Company, the Wuxi Joint Venture and the Vulkan-Couplings Joint Venture and "Group Company" means any one of them;

"holding company" has the meaning ascribed thereto in
section 2 of the Companies Ordinance of Hong Kong;

"PRC" means the People's Republic of China;

"Shareholders" means Acewin and Acrow and each of them;

"Shares" means shares of HK$1.00 each in the capital of the Company;

"Subsidiary" has the meaning ascribed thereto in section 2 of the Companies Ordinance of Hong Kong;

"US$" means United States dollars;

Vulkan-Couplings Joint Venture" means Wuxi Vulkan Couplings
Co., Ltd., a Sino-foreign equity joint venture, particulars of which are set out in part 3 of the Schedule; and

"Wuxi Joint Venture" means Wuxi - CSI Vibration Isolator
Co., Ltd., a Sino-foreign equity joint venture company, particulars of which are set out in Part 2 of the Schedule.

(B)	References herein to "Clauses" and the "Schedule" are
to the clauses of and the Schedule to this Agreement.

(C)	In this Agreement words importing the singular include
the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

(D)	In this Agreement references to "writing", or any
cognate expression, include a reference to any communication effected by telex, facsimile transmission or similar means.

(E)	The headings and table of contents in this Agreement
are for convenience only and shall not affect its interpretation.


2.	DIRECTORS
   ---------
(A)	Acrow shall be entitled for so long as it holds Shares
in aggregate representing not less than 7.3% of the entire issued share capital of the Company to appoint one person to be a director of the Company. Any director appointed by Acrow pursuant to this Clause shall only be removed from office with the prior written consent of Acrow provided that any director so appointed shall be removed from office as such if Acrow ceases (or an Associated Company of Acrow to which Acrow has transferred its Shares pursuant to Clause
6(G) of this Agreement) to hold at least 7.3% of the entire issued share capital of the Company and in such event. Acrow shall procure that the director in question does not make any claim for wrongful dismissal as a result of his being so removed.

(B)	All other directors of the Group Companies shall be
appointed by Acewin (subject to the terms of the agreements constituting the Wuxi Joint Venture).

(C)	Any director of each of the members of the Group
shall have the right to convene a meeting of the directors of the relevant member by giving not less than thirty days' notice in writing (or, if all the directors agree in writing to a shorter period, such shorter period) to the other directors.


3.	ACCOUNTS
   --------
So far as it is within the power of the parties to procure the same, all the accounts of the Wuxi Joint Venture and the Vulkan-Couplings Joint Venture shall be prepared in accordance with generally accepted international accounting principles and practices and audited by an international firm of accountants in accordance with all applicable International Accounting Standards of the International Accounting Standards Committee. Acewin shall procure that unconsolidated semi annual and annual management accounts shall be prepared by the Company and each member of the Group and be delivered to Acewin c/o BTR Antivibration Systems Group (at the address specified in Clause 13 below) and Acrow within two months after the end of the relevant period.


4.	RESTRICTIONS
   ------------
Each of the parties hereby undertakes to the others that it will procure so far as it is able that no member of the Group shall, without the prior written approval of both Shareholders:-

(i)	amend or vary its memorandum or articles of
association or other constitutive documents save for any amendments required to give effect to this Agreement or required by law;

(ii)	engage in or carry on any business which is
outside the existing principal areas of the business of the relevant member of the Group and such other related business as may from time to time be agreed in writing, by the parties or do anything which comprises or may comprise a substantial change in the nature of the business (including cessation) or in the manner in which it is conducted;

(iii)	increase, consolidate, sub-divide, purchase,
redeem, cancel, convert, reduce, capitalise or otherwise reorganise its share capital, share premium account or reserves or in any way modify or alter any of the rights attaching to any class of shares of the relevant member of the Group save as required by law;

(iv) create, issue or allot any shares, or any securities convertible into or carrying a right of subscription in respect of shares or any share warrants or issue or grant or create any options or other rights over or in respect of any shares which may require the issue of shares in future;

(v)	give any bond, guarantee, indemnity or suretyship
to secure the liabilities or obligations of any person other than a member of the Group save in the ordinary course of day to day trading activities;

(vi)	consolidate or amalgamate with any other company
or sell, transfer, lease, assign, merge or otherwise dispose of all or a material part of its undertaking, property and/or assets (or any interest therein), or contract so to do;

(vii) do any act or thing whereby any member of the Group may be wound up voluntarily or compulsorily;

(viii)	enter into any agreement or commitment which
calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any shares or debentures.


5.	DISPUTE RESOLUTION
   ------------------
(A)	Unless a party to this Agreement has complied with this
sub-Clause and sub-Clause (B), that party may not commence arbitration relating to any dispute arising from this Agreement except where that party seeks urgent interlocutory relief in which case that party need not comply with this Clause before seeking such relief. If a party to this Agreement falls to comply with this sub-Clause and sub-Clause
(C), any other party to the Agreement in dispute with the party so failing to comply need not comply with this Clause before commencing arbitration relating to that dispute.

(B)	Any party to this Agreement claiming that a dispute has
arisen under this Agreement between any of the parties to this Agreement shall give written notice to the party in question and in such notice shall designate as its representative in negotiations relating to the dispute a person with authority to settle the dispute and the party receiving such a written notice shall within five days give written notice to the other party in dispute designating as its representative in negotiations relating to the dispute a person with similar authority. The designated persons shall, within twenty days of the appointment of the last such representative, following whatever investigations the designated representatives agree are corporate, seek in good faith to resolve the dispute. If the dispute is not resolved within that twenty day period (or within such further period as the representatives may agree is appropriate) any party in dispute may proceed to arbitration in accordance with the following sub-Clauses of this Clause.

(C)	Any dispute or difference between the parties in
connection with this Agreement shall be referred to arbitration in London, England. The tribunal shall consist of three arbitrators and shall be constituted as follows:

(i)	the claimant shall nominate an arbitrator and may
by written notice call on the other party to nominate an arbitrator within 30 days of the notice, failing which such arbitrator shall be appointed by the President of the Law Society of England and Wales;

(ii)	the third arbitrator who shall serve as chairman
of the tribunal shall be appointed by the 2 arbitrators appointed under sub-clause (i) or, failing agreement within 30 days of the appointment of the second arbitrator, on the nomination of the President of the Law Society of England and Wales at the written request of either or both of the parties; and

(iii)	if a vacancy arises because any arbitrator
dies, resigns, refuses to act, or in the opinion of his fellow arbitrators becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed.

(D)	The procedure shall be agreed by the parties or,
failing agreement, determined by the tribunal. If necessary any award or procedural decision of the tribunal shall be made by a majority vote. If no majority vote is formed, the chairman shall make an award or procedural decision as if he were sole arbitrator.

(E)	If either party fails to comply with any procedural
order of the tribunal, the tribunal shall have power to proceed in that party's absence and to deliver the award.


6.	DISPOSAL OF SHARES
   ------------------
(A)	No Shares shall be transferred or disposed by either
Shareholder of save in accordance with this Agreement.

(B)	If either of the Shareholders ("offeror") wishes to
dispose of any Shares, it shall give a notice ("disposal notice") to the board of directors of the Company that it wishes to effect such disposal specifying:

(i)	the number of Shares concerned;

(ii)	the identity of the person (if any) to whom the
disposal is proposed to be made;

(iii)	the proposed price (in US Dollars) per Share
for the Shares and the basis of calculation thereof and the nature of the consideration;

(iv)	any ancillary provisions of the proposed disposal
the purpose or effect of which might be to render the proposed price for the Shares an artificial price; and

(v)	any other relevant terms of the proposed disposal,
being in each case reasonably sufficient to enable the offeree (as defined below) to assess the effect which the proposed disposal, if effected, would have on the Company, its affairs and the investment of the offeree in it.

(C)	The disposal notice shall constitute the board of the
Company as agent of the offeror for the sale of such Shares as provided in this Clause 6. Within three (3) Business Days after receiving the disposal notice, the board shall give notice (a "notice of offer") to the other Shareholder ("offeree") enclosing a copy of the disposal notice and shall at the same time offer such Shares to the offeree on the same terms as set out in the disposal notice.

(D)	The offeree may, but shall not be obliged, by a notice (the
"acceptance notice") to the board given within thirty (30)
Business Days after the date on which the notice of offer was given elect to purchase all (but not part only) of the Shares offered it.

(E)	Forthwith upon the giving of an acceptance notice, the
offeror shall be contractually bound to sell and the offeree shall be contractually bound to purchase the Shares concerned on the terms of this Agreement and at the proposed price specified in the disposal notice payable in cash regardless of the nature of the consideration specified in the disposal notice. If the offeree does not give an acceptance notice in respect of the Shares offered to it within the thirty (30) Business Day period referred to in sub-Clause (D) the offeror shall be free to dispose within two (2) months thereafter of all the Shares concerned at the price and to the person specified in the disposal notice. Any sale and purchase pursuant to a notice of offer and an acceptance notice shall be completed within seven
(7) Business days after the date on which the relevant acceptance notice was given.

(F)	On completion of a sale and purchase under any provision of
this Clause, the vendor shall deliver to the purchaser or as it may direct duly executed transfer(s) or other documents necessary to transfer the relevant Shares in favour of the purchaser above together with the relevant share certificates (being certificates in the name of the vendor or accompanied by evidence satisfactory to the purchaser that the Shares comprised therein are beneficially owned by such vendor), in respect of the relevant Shares and the purchaser shall pay or procure that the aggregate purchase price be paid to the vendor in US dollars in immediately available funds.

(G)	Either Shareholder may transfer all of its Shares to one of
its Associated Companies regardless of any restriction contained in this Agreement or the Memorandum or Articles of Association of the Company provided that in the event of any such transfer the transferee shall execute a deed supplemental to this Agreement to the effect that it shall be bound by the terms of this Agreement in place of the transferor Shareholder and shall be liable for all of the obligations of the transferor Shareholder hereunder and shall indemnify the other Shareholder for any loss, cost, damage or expense incurred by any of them as a result of a breach of the terms of this Agreement or the Memorandum and Articles of Association by such Associated Company. It is further agreed that it shall be a condition of any such transfer that, in the event that it is proposed that such Associated Company shall cease to be an

Associated Company of such Shareholder, such Shareholder shall first procure the retransfer of such Shares from such Associated Company.


7.	CONFIDENTIAL INFORMATION/ANNOUNCEMENTS
   ---------------------------------------
(A)	Each of the parties hereby undertakes to the other
parties that it will not at any time after the date of this Agreement divulge or communicate to any person other than to its officers or employees or professional advisers whose province it is to know the same, or to the extent required by law or any regulatory authority, or in connection with any bona fide negotiation by a Shareholder with a potential purchaser of its Shares or shares of its subsidiaries, any confidential information concerning the business, customers, accounts, finance or contractual arrangements or other deals or transactions relating to the other parties which may be within or may come to its knowledge as a result of the negotiation and entering into of this Agreement and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

(B)	Other than such disclosure as may be required by law or
other applicable legislation or regulation, The Stock
Exchange of Hong Kong Limited or the International Stock
Exchange of the United Kingdom and the Republic of Ireland
Limited or the Securities and Future Commission of Hong Kong or other competent authorities, no announcement or communication concerning this Agreement shall be made or despatched by any party without the written consent of the others.


8.	ASSIGNMENT
   -----------
This Agreement shall be binding on and enure for the benefit of the successors of each of the parties but shall not be capable of being assigned by any party without the written consent of the others provided that in the event of a members' voluntary liquidation of Acewin, Acewin shall be entitled to assign this Agreement to BTR China Holdings BV ("BTR"), an Associated Company of Acewin to be incorporated under the laws of the Netherlands, without Acrow's consent provided that BTR shall execute a deed supplemental to this Agreement to the effect that BTR shall be liable for the obligations of Acewin hereunder.


9.	FURTHER ASSURANCE
   -----------------
Each party hereby undertakes to the others that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

10.	ENTIRE AGREEMENT
    ----------------
This Agreement constitutes the whole agreement between the parties relating to the transactions hereby contemplated and no future variation shall be effective unless made in writing and signed by all of the parties. In the case of any conflict between the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail.


11.	COSTS AND EXPENSES
    ------------------
Each party shall bear its own costs in relation to the preparation, execution and carrying into effect of this Agreement.


12.	NO WAIVER, ETC.
    --------------
(A)	No failure to exercise or delay in exercising any right
or remedy under this Agreement shall constitute a waiver thereof and no single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of each of the parties hereto provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

(B)	The invalidity, illegality or unenforceability of any
provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

(C)	Time shall be of the essence of this Agreement.


13.	NOTICES
    -------
(A)	Any notice or other document to be given under this
Agreement shall be in writing and shall be left by hand at or sent by registered or recorded post to the address of the party to be served as stated below or to such other address as may have been last notified by such party to the other parties hereto:-

To Acewin or the Company c/o BTR Antivibration Systems Group:-

Villers House
Clarendon Court
Leamington Spa
Warwickshire CV32 5PR
United Kingdom
Attn:	Mr. Paul Maurice

To Acrow:-

c/o 52nd Floor
Bank of China Tower
1 Garden Road, Central
Hong Kong
Attn:	Mr. Mico Chung

(B)	Any such notice or other document shall be deemed to
have been duly given upon receipt if left by hand and in the case of notice sent by post, it shall be deemed to have been given on the second day after posting.

14.	GOVERNING LAW AND JURISDICTION
    ------------------------------
(A)	This Agreement is governed by and shall be construed in
accordance with the laws of Hong Kong.

(B)	Each party hereby submits to the non-exclusive
jurisdiction of the Hong Kong courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.

(C)	Acewin hereby irrevocably authorises and appoints
Johnson Stokes & Master of 16-19/F, Prince's Building, 10 Chater Road, Central, Hong Kong (or such other person or persons, being resident in Hong Kong, which the Acewin may hereafter by notice to the other parties hereto from time to time substitute) to accept on its behalf service in Hong Kong of all legal process arising out of or connected with this Agreement and service of such process on the person or persons for the time being authorised under this Clause to accept it on behalf of the Acewin as the case may be shall be deemed to be service of that process on the Acewin.

(D)	Acrow hereby irrevocably authorises and appoints Mico
Chung at 52nd Floor, Bank of China Tower, 1 Garden Road, Hong Kong (or such other person or persons, being resident in Hong Kong, as Acrow may hereafter by notice to the other parties hereof from time to time substitute) to accept on its behalf service in Hong Kong of all legal process arising out of or connected with this Agreement and service of such process on the person or persons for the time being authorised under this Clause to accept it on behalf of Acrow shall be deemed to be service of that process on Acrow.

(E)	If any agent for the service of process referred to in
this clause (or any replacement agent) at any time ceases for any reason to act as such, a replacement agent to accept service having an address for service in Hong Kong shall be appointed by the relevant party and such party shall give notice in writing to the other party of the name and address of the replacement agent; failing such appointment and notification, the other parties jointly shall be entitled to appoint such a replacement agent so to act.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

                                SCHEDULE
                                --------
                                 PART 1
                                 ------
                               The Company
                              ------------

Company Name              :     China Machine (Holdings) Limited

Place of Incorporation    :     Hong Kong

Date of Incorporation     :     16 January 1992

Certificate Number        :     340556

Business Registration No. :     15254284

Registered office         :
Principal Activities      :     Investment Holding

Directors/                :     Oei Hong Leong
(Alternate Directors)           Mike Newton
                                Paul Maurice
                                Savio Kwan

Secretary                 :
Share Capital             :     Authorised HK$10,000 (10,000 Ordinary
                                shares of HK$1 each)

                                Issued HK$1,000 (1,000 Ordinary shares of
                                HK$1 each)

Shareholders              :     Acewin - 927 Shares

                                Acrow - 73 Shares

Accounting Year End       :     31 December

Auditors                  :     Deloitte Touche Tohmatsu

1st Directors Meeting     :     27 February 1992

                                 PART 2
                               ---------
                          WUXI JOINT VENTURE
                         --------------------
Company Name                    :   Wuxi CSI Vibration Isolator Co., Ltd.

Place of Incorporation          :   People's Republic of China

Date of Incorporation           :   10th September, 1993

Business Certificate Number     :   001970

Registered Office               :   No.1, Tang Nan Lu, Wuxi, Jiangsu

Principal Activities            :   Manufacture of vibration isolators of
                                    various kinds for use in cars, trucks,
                                    ships etc.

Total Investment                :   RMB156,600,000

Registered Capital              :   RMB83,702,700

Shareholders                    :   Wuxi Vibration Isolator Factory (45%)
                                    China Machine (Holdings) Limited (55%)

Accounting Year End             :   31st December

Auditors                        :   Arthur Andersen & Co.

                                   PART 3
                                   ------
                        VULKAN COUPLINGS JOINT VENTURE
                      --------------------------------
Company Name                    :      Vulkan Couplings Co., Ltd.
Place of Incorporation          :      People's Republic of China

Registered Office               :      No. 1, Tang Nan Lu, Wuxi, Jiangsu

Principal Activities            :      Manufacture of Couplings and other
                                       products for power transmission use

Total Investment                :      US$6,800,000

Registered Capital              :      US$3,400,000

Shareholders                    :      Wuxi Joint Venture (40%)
                                       Vulkan Kupplungs-U Getriebebau B.
                                       Hackforth GMBH Co. KG (60%)

Accounting Year End             :      31st December

SIGNED by

for and on behalf of
ACEWIN PROFITS LIMITED
in the presence of:-







SIGNED by

for and on behalf of
ACROW LIMITED
in the presence of:-